CONSULTANT AGREEMENT


BETWEEN:

BIOMASSE INTERNATIONAL INC, a company legally constituted in the State of Florida and located at 721 S.E. 17th Street, suite 200, Fort Lauderdale (Florida) 33316, legally represented by Benoit DEFRESNE and Jean GAGNON;

                       (the "Company") OF THE FIRST PART;

AND:

Abdel Jabbar ABOUELOUAFA;
2322 S Cypress Bend Dr. Apt D209,
Pompano Beach, (Florida) 33069

                     (the "Consultant") OF THE SECOND PART.

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WHEREAS the Company desires to employ the Consultant and the Consultant  desires to accept such employment upon the terms and conditions set forth;

IN CONSIDERATION of the mutual covenants herein contained, the parties agree as follows:

1.       POSITION AND TITLE

The Consultant agrees that he will at all times faithfully, industriously, and to the best of his skill, ability, experience and talents, perform all of the duties required in the position of strategic matters. It is also understood and agreed to by the Consultant that his assignment, duties and responsibilities and reporting arrangements may be changed without causing termination of this agreement, on mutual agreement of Consultant and Company.


2.       TERM

The present agreement will be effective for a period of five years, starting on the 1st of April. This agreement may be renewable on the terms and conditions to be agreed upon by the parties.

-Furthermore, if the death of Abdel Jabbar ABOUELOUFA should occur while in employment, the Company will pay the fees to his heirs for the lesser of either;

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         o   TWO (2) years

         o   The remainder of the contract

3.       MONETARY

As full remuneration for all services provided for herein, the Company shall pay to the Consultant a fee of ONE HUNDRED THOUSAND DOLLARS US ( 100,000 US) per year, payable in regular installments in accordance with the Company's usual paying practices. The Company shall annually increase the Consultant's salary and may in its sole discretion, grant the Consultant a salary increase. Any such change shall be deemed to be incorporated into this agreement.

However, fees of FIVE THOUSAND DOLLARS US (5,000 US) per month will be payable beginning the 1st of April 2000 until the inscription of titles by the Company.

The aforementioned fees will increase by TEN PERCENT (10%) each year, this beginning of the anniversary of the present convention.

At the date of the signature of the present contract, Abdel Jabbar ABOUELOUFA will receive from the Company ONE MILLION warrants at the exercised price of
1.10 $ until the 31st on January 2002.

4.       BONUSES

In addition to the compensation specified in section 3 the Consultant may receive an annual bonus of the Company, based on performance of the Consultant, to be defined between parties.

5.       BENEFITS

The Consultant shall participate in all benefit plans which the Company may have or provide in the future, including without limitation medical/hospital and extended health care benefits , life insurance and wage insurance.


6.       LIABILITY INSURANCE

The employer shall contract a liability insurance appropriate to the consultant functions and responsibilities.

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7.       VACATIONS

The Consultant shall be entitled to be paid vacation in each year of FOUR (4) weeks, in addition to statutory holidays. Such vacations shall be taken at times in each year as mutually agreed upon by the Company and the Consultant, or be taken in the form of extra pay at the sole option of the Consultant.


8.       AUTOMOBILE EXPENSES

The Company shall provide the Consultant with an automobile and other expenses generated by use of the automobile. All other expenses in connection with the car shall be paid by the Company, including insurance, registration, maintenance, gasoline and oil, etc.


9.       STATUTORY DEDUCTIONS AND TAXES

Salary and benefit payments made pursuant to this agreement are subject to such deductions such as income tax and any other deductions required by law or statute.


10.      REIMBURSEMENT OF EXPENSES GENERALLY

The Company shall reimburse the Consultants for all reasonable expenses actually incurred by him on the Company's behalf and in the course of his employment upon presentation of substantiating receipts.


11.      FULL-TIME ATTENTION TO BUSINESS

During the Consultant's employment with the Company, the Consultant shall devote himself exclusively to the business of the Company and shall not be employed or engaged in any capacity in any other business without the prior written approval of the Company. The Consultant is employed on a full-time basis for the Company. It is understood and agreed to by the Consultant that the hours of work involved will within reason vary and be irregular and are those hours required to meet the objectives of the employment.


12.      TERMINATION

This agreement may be terminated by the Consultant at any time by giving the Employer with manager majority a two week's notice in writing. The Company may waive the notice, in whole or in part, but will remain responsible for payment of all salaries, expenses and bonuses due up until the end of the notice period.

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Also,  this  agreement  may be  terminated  by the  Company on the giving of one month's notice. At the conclusion of the notice period or expiry of the term or any renewal thereof, the Company shall pay the Consultant his gross salary as set out in this agreement for a six (6) month's period, payable at the Consultant's departure, along with any bonuses or expenses due to the Consultant at the date of termination.

13.      NOTICE

Any notice or other communication required or permitted to be given under this agreement shall be in writing and may be delivered personally or by prepaid registered mail, addressed in the case of the Company at 721 S.E. 17th Street, suite 200, Fort Lauderdale (Florida) 33316, and in the case of Consultant at 2322 S Cypress Bend Dr. Apt D209,Pompano Beach, (Florida) 33069.

Notice given by pre-paid registered mail shall be deemed to have been received by the Recipient on the fourth business day after mailing.

Either party may change the address to which Notice must be delivered upon simple written notice to the other party.


14.   CONFIDENTIAL INFORMATION AND TRADE SECRETS
     "PROPRIETARY INFORMATION"

The Consultant shall not, either during the term of his Employment or at any time thereafter, disclose to any person, unless required by law, any secrets or confidential information, "Proprietary Information" concerning the business or affairs or financial position of the Consultant or any company with which the Company is or may hereafter be affiliated.


"Proprietary Information" shall not include any information which:

a) The Company or its Representative possess on a non-confidential basis and not in contravention of any applicable law; or
b)       Is or becomes generally available through no fault of the Consultant;
         or
c) Is received by the Consultant from an independent third party that is lawfully in the possession of same and under no obligation to Company with respect thereto; or
d) Is required to be disclosed pursuant to application law or order of a court of competent jurisdiction; or
e) Any information already known to the Consultant prior to entering into the present Employment Agreement;

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15.      CLIENTELE AND/ OR GOODWILL

At the end of the present agreement, all parties agreed that the Consultant will not keep his clientele and this without any recurs.


16.      WAIVER

The waiver by either party of any breach or violation of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach or violation of it.

17.      AMENDMENT OF CONTRACT

This agreement contains the whole of the agreement between the Company and the Consultant and there are no other warranties, representations, conditions or collateral agreements except as set forth in this agreement. Any modification to this agreement must be in writing and signed by the parties hereto or it shall have no effect and shall be void.


18.      SECTIONS AND HEADINGS

The headings in this agreement are inserted for convenience of reference only and shall not affect interpretation.


19.      SEVERABILITY

If any provision of this agreement is determined to be invalid or unenforceable in whole or in part such invalidity or unenforceability shall attached only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.


20.      CHOICE OF LAW

The parties agree that this agreement be governed and interpreted according to the laws in force in the State of Florida.

The Consultant acknowledges that he has read and understands this agreement, and acknowledges that he has had the opportunity to obtain independent legal advice with respect to it.

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BOTH PARTIES HAVE REVIEWED AND AGREED ON ALL THE ABOVE ISSUES;  SIGNED IN LAVAL,
THIS 1st DAY OF APRIL 2000.


Consultant                                  Company



                                            ____________________________________
Abdel Jabbar ABOUELOUAFA                    Benoit DUFRESNE
                                            BIOMASSE INTERNATIONAL INC




                                            ____________________________________
                                            Jean GAGNON
                                            BIOMASSE INTERNATIONAL INC

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